Exhibit 10.11.2
                                                           ----------------


                                 EMPLOYMENT AGREEMENT
                                ---------------------

               AGREEMENT, made effective the 1st day of October, 1996 (the "Effective Date") between American Eco Corporation, an Ontario Company ("Company"), having its principal office at 11011 Jones Road, Houston, Texas 77070; and Frank Fradella, an individual ("Employee") residing at _________________________,
          _________________, Massachusetts ______________________.

               WHEREAS, Company desires to retain the services of Employee to serve as an Executive Vice President and Chief Operating Officer of Company; and

               WHEREAS, Employee is willing to serve as an Executive Vice President and Chief Operating Officer of Company, all upon the terms and subject to the conditions hereinafter set forth; and

               NOW, THEREFORE, in consideration of the premises, and the mutual covenants herein contained, the parties hereby agree as follows:

               A.   Employment.
                    -----------
                    1. Throughout the effective term of this Agreement, Company shall employ Employee and Employee shall render services to Company, its subsidiaries and affiliates, and the businesses heretofore and hereafter conducted by Company in the capacity and with the title of Executive Vice President and Chief Operating Officer of Company. Employee shall perform all services, acts or things necessary or advisable to manage, supervise and conduct the day-to-day operations of Company, its subsidiaries and affiliates, such duties to include, without limitation, the responsibility for and management of strategic planning, budgeting, insurance and risk evaluation, human resources, job cost and inventory accounting systems, and hiring and termination of operational personnel, including the chief executives of all subsidiaries, subject to the policies established from time to time by the Chief Executive Officer or by the Board of Directors. Employee shall have full authority to act on behalf of the Company, except to the extent limited by the Bylaws of the Company.

                    2. Throughout the period of his employment hereunder, Employee shall devote all of his business time, attention, knowledge and skills, faithfully, diligently and to the best of his ability, to the active performance of his duties hereunder.

               B.   Term of Employment: Termination of Agreement.
                    --------------------------------------------
                    1. Subject to the earlier termination of this Agreement in accordance with the terms hereof, the term of this Agreement shall commence, effective as of October 1, 1996 (the "Commencement Date") and the term of this Agreement shall continue through and include September 30, 2001 (the "Termination Date").

                    2. Anything contained in Section 1 to the contrary notwithstanding, this Agreement may be terminated at the option of Company for "Cause" (as herein defined), effective upon the giving of written notice of termination to Employee. As herein used, the term for "Cause" shall mean and be limited to:

                         (a) any act committed by Employee against Company, its subsidiaries, divisions or affiliates constituting:
          (A) fraud, (B) misappropriation of corporate opportunity, (C) self-dealing, (D) embezzlement of funds, (E) criminal felony conviction, or (F) the continued disregard by Employee of the reasonable directions and policies of the Chief Executive Officer or the Board of Directors of Company, provided that such disregard or non-compliance by Employee continues for a period of five (5) days after written notice thereof is delivered to the Employee by the Chief Executive Officer or the Board of Directors of Company; or

                         (b) the breach or default by Employee in the performance of any material covenant on the part of Employee to be performed under this Agreement; or

                         (c) chronic alcoholism or any other form of addiction which impairs Employee's ability to perform his duties hereunder.

                    3. Anything contained in Section 1 to the contrary notwithstanding, this Agreement may be terminated by Company (i) upon the death of Employee, or (ii) on ten (10) days' prior written notice to Employee, in the event that Employee shall be physically or mentally disabled or impaired so as to prevent him from continuing the normal and proper performance of his duties and responsibilities hereunder for a period of three (3) consecutive months.

                    The  initial determination  as to  whether Employee  is
          disabled  or impaired  shall be made  by the  physician regularly treating the condition causing the disability. Company shall have the right to require Employee to be examined by a physician duly licensed to practice medicine and surgery in the State of Texas to determine such physician's opinion as to Employee's disability. If such physician's opinion differs from that of the physician treating Employee, or a physician thereafter retained by Employee, they shall forthwith select a third physician so licensed whose opinion, after examination and review of available information, shall be conclusive and binding upon all parties thereto. All costs of the physician regularly treating or thereafter retained by Employee shall be paid by Employee. All costs of the physician retained by Company shall be paid by Company. If a third physician is required, then the costs of that physician shall be paid by Company.

                    4. Upon any termination of this Agreement by Company as a result of Employee's death or permanent disability pursuant to Section 3, Company shall be liable for, and shall pay or shall cause to be paid to Employee or his personal representative, as the case may be, Employee's Base Salary for an additional six (6) months period from the date of termination less (in the case of permanent disability), any health and disability insurance payments made to or on behalf of Employee during such six (6) month period.

                    5. Upon any termination of this Agreement by Company for Cause pursuant to Section 2, above, neither Company nor any shareholder, subsidiary or division thereof shall be liable for or shall pay or cause to be paid to Employee any further remuneration, compensation or other benefits hereunder.

                    6.   If  Company  terminates  Employee  for  any reason
          other
                                                                      -----
          -
          than as provided: (a) in Section 2, (b) in Section 3, or (c) as a result of Employee's voluntary resignation of employment (not constituting a constructive discharge), Company shall be obligated to pay or shall cause to be paid to Employee the Base Salary, as and when the same would have otherwise become due and payable hereunder for a period of six (6) months after the date of termination, unless Employee is re-employed or earns business income prior to six (6) months after the termination date, in which event the Company's obligations hereunder shall be reduced by the amount of such compensation or business income. In addition,  the  balance  of  the promissory  note,  described  in
          Section 1-7,  below, shall  be forgiven by  Company and  Employee
          shall  be   released  from  liability  for   re-payment  of  said
          promissory note.

                    7.   This contract may be terminated by Employee at any
          time by giving sixty (60) days prior written notice of termination to the Company. In such event, Employee shall be entitled to the Base Salary earned by the Employee prior to the date of termination, computed pro rata up to and including the Termination Date. Employee shall not be entitled to any other compensation after the date of termination. All unexercised stock options as the Termination Date shall be tested or forfeited as provided in the Company's stock option plan.

                    8. Notwithstanding any termination of this Agreement, whether with cause or without cause, and whether by Company or by Employee, the provisions of Section D, below, shall remain effective and binding on the parties to this Agreement.

               C.   Compensation; Expenses; Fringe Benefits.
                    ----------------------------------------

                    1.   Base Salary.
                         ----------- As compensation for his services to be rendered hereunder, Company shall pay or cause to be paid to Employee for the period commencing as of the Commencement Date and ending on the Termination Date, a salary at the rate of
          Twenty Thousand Eight Hundred Thirty-Three and 33/100 ($20,833.33) Dollars per month, payable in arrears on the 15th day and last day of each month (said payment being hereinafter referred to as the "Base Salary"). The Base Salary described herein may from time to time during the term of this Agreement be increased, by action of the Chief Executive Officer or the Board of Directors of Company, but no such action shall ever operate to decrease the amount of Base Salary described herein, without the written consent of Employee.

                    2.   Expenses.
                         ---------- In addition to the remuneration set forth above, throughout the period of Employee's employment hereunder, Company shall also reimburse, or cause to be reimbursed to Employee, upon presentment by Employee to Company, as applicable, of appropriate receipts and vouchers therefor, for any reasonable business expenses, including air and other travel expenses, incurred by Employee in connection with the performance of his duties and responsibilities hereunder;

                    3.   Fringe Benefits.
                         --------------- Company shall also make available, or cause to be made available, to Employee, throughout the period of his employment hereunder, such benefits, including any disability, hospitalization, medical benefit plan, pension plan or other benefits or policies, as are put into effect by Company for its other executive employees.

                    4.   Vehicle Allowance.
                         ------------------  In     addition     to     the
          compensation set forth above, Employee shall be paid a vehicle allowance of Seven Hundred Fifty and No/100 ($750.00) Dollars per month. This amount shall be paid on the first day of each month, and the Company shall also reimburse Employee for all actual expenses associated with operating Employee's vehicle for
          Business  Purposes.   Employee  shall  submit  receipts or  other
          evidence of such expenditures, and Company shall pay these amounts to Employee within thirty (30) days of receipt of the invoices.

                    5.   Relocation Expenses.
                         -------------------- Company shall reimburse Employee for all reasonable expenses incurred by Employee in relocating his home to Houston, Texas, such expenses to include, without limitation, all physical moving costs, real estate brokerage fees (up to 6% of the sales price of Employee's existing home) and all expenses incurred by Employee and his wife in traveling to Houston, Texas in order to purchase a new home.

                    6.   Stock Option Grants.
                         --------------------     In   addition    to   the
          compensation set forth above, Company shall issue to Employee an option to purchase fifty thousand (50,000) shares of Company's common stock, pursuant to the currently effective Employee Stock Option Plan, as approved by the Toronto Stock Exchange. Employee's vesting rights and other rights and privileges with respect to this stock option shall be governed by the terms and provisions of said stock option plan, a copy of which has been delivered to Employee for his review. The stock option set forth herein is not assignable by Employee.

                    7.   Bonuses.
                         -------- (a) Employee shall be entitled to receive a non-discretionary annual bonus (the "Minimum Annual Bonus") in the amount of Seventy Thousand and No/100 ($70,000.00) Dollars per year, payable on or before each anniversary date of this Employment Agreement. There shall be no conditions precedent to the payment by Company to Employee of the Minimum Annual Bonus, other than the requirement that Employee be in the employment of Company, as of said anniversary date, unless such employment has been terminated in the manner provided in Section B-6. of this Agreement.

                         (b) In addition to the Minimum Annual Bonus, described above, Employee shall be entitled to participate in the executive bonus pool, which is equal to five percent (5%) of the Net Profit of Company, payable within ninety (90) days of closing of the Company's fiscal year. The amount of Employee's participation in the pool shall be determined in the sole discretion of the Chief Executive Officer. The term "Net Profit" shall mean the consolidated net income of Company, after tax, for the fiscal year of the Company, determined in accordance with generally accepted accounting principles, by the certified public accounts retained by Company to perform its annual audit.

                    8.   Vacation, Holiday, and Sick Leave.
                         ---------------------------------- Employee  shall
          be entitled to _________ paid vacation days annually, effective as of the Commencement Date of this Agreement.

                    9.   Initial Bonus.
                         -------------- As partial consideration for Employee's agreement to become employed by the Company pursuant to the provisions of this Agreement, Company agrees to pay Employee a signing bonus in the amount of Two Hundred Fifty Thousand and No/100 ($250,000.00) Dollars, which shall be payable to Employee in full on or before November _____, 1996.

               D.   Confidentiality; Non-Competition.
                    ----------------------------------

                    1.   Confidentiality        Information;       Personal
          Relationships.                -----------------------------------
          -----------------
          Employee agrees that he shall during and after termination of employment with Company, keep secret and retain in strictest confidence all confidential matters of the Company, its clients and suppliers, and the "know-how", trade secrets, confidential client lists, details of client, subcontractor or consultant contracts, pricing policies, operational methods, marketing plans or strategies, project development, acquisition or bidding techniques or plans, business acquisition plans, new personnel acquisition plans, technical processes, inventions and research projects of Company learned by Employee and directly or indirectly resulting from his employment by Company, unless (i) such information is generally available to the public without restriction, (ii) Employee obtains confidentiality agreements with respect to such confidential information, (iii) such information is provided to a customer or supplier of the Company in the ordinary course of business, (iv) such disclosure is approved by the Chief Executive Officer or (v) Employee is under compulsion of either a court order or a governmental agency's or authority's inquiry, order or request to so disclose such information.

                    2.   Property of Company.
                         --------------------

                         (a) Except as otherwise provided herein, all lists, records and other non-personal documents or papers (and all copies thereof), including such items stored in computer memories, on microfiche or by any other means, made or compiled by or on behalf of Employee, or made available to Employee relating to Company are and shall be the property of Company, and shall be delivered to Company on the date of termination of this Agreement.

                         (b) All inventions, including any procedures, formulas, methods, processes, uses, apparatuses, patterns, designs, drawings, devises or configurations of any kind, any and all improvements to them which are developed, discovered, made, or produced, trade secrets, or information used by Company are the exclusive property of Company, and shall be delivered to Company, on the earlier of the expiration or the termination of this Agreement.

                         (c) All Company names, logos, trade marks, copy rights, slogans, insignias and the like are the exclusive property of Company, and Employee shall not be entitled to use, divert, imitate, duplicate or otherwise deal with said property or property rights, without the prior written consent of Company; provided,
                                                                --------
          however, that Employee and Company agree that in the event the
          -------
          Company at any time during the term of this Employment Agreement adopts or utilizes the name of Employee in its advertising or promotional materials, that Employee shall have the right at any time during or after the termination of this Employment Agreement to require Company to cease using Employee's name or likeness in connection with any such advertising or marketing materials promoting the Company or its products.

                    3.   Employees of Company.
                         -------------------- Upon termination of this contract by either party for any reason, with or without cause, Employee shall not, directly or indirectly, during the course of his employment or for a period of twenty-four (24) months after such termination, solicit any employee of Company, or encourage any such employee to leave such employment without the prior written approval of Company as applicable.

                    4.   Restrictive Covenants.
                         ----------------------   (a)    E m p l o y e e
          acknowledges and agrees that: (i) the business contacts, customers, suppliers, technology, know-how, trade secrets, marketing techniques and other aspects of the business of Company, its affiliates and its successors and assigns are of value to Company, and provide Company with substantial competitive advantage in the operation of business, and (ii) by virtue of his current relationship with Company, Employee has knowledge and possesses confidential information concerning the business procedures, existing and potential customer base and operations of Company.

                    (b) In consideration of the receipt  of the Base Salary
          (as defined above), it is hereby agreed that (A) in the event Company terminates this Agreement without Cause (as defined herein), for the period riding on the date that Employee is entitled to receive his last remaining employee severance payment, described in Section B-6, above, or (B) in the event the employment of Employee is terminated voluntarily by Employee Without Cause or by Company for Cause, for the period ending three (3) years following Employee's termination of employment with Company, Employee shall not, directly or indirectly, for himself, nor through or on behalf of any other person or entity:

                         (i) divulge, transmit or otherwise disclose or cause to be divulged, transmitted or otherwise disclosed, any business contacts, customer lists technology, know-how, trade secrets, marketing techniques, contracts or other confidential or proprietary information of Company or its successors or assigns of whatever nature; and/or

                         (ii) except as set forth in sub-paragraph (c), hereinbelow, in any way assist, loan money to, consult with, invest, carry on, engage in or become involved with (whether as an employee, agent, officer, director, stockholder, manager, partner, joint venturer, lender, participant, consultant or otherwise), any business enterprise (other than Company or its subsidiaries or any affiliated corporation, successors or assigns, if any) which: (a) is or shall be located or operating, or soliciting or servicing customers located or operating, within the geographical borders of the United States of America (collectively, the "Territory"), and (b) is or shall become engaged in any business in competition with the business of
          Company or its successors or assigns. As used herein, the term "business in competition with the business of Company or its successors or assigns" environmental remediation and compliance services, disposal services, demolition and dismantlement services, industrial and/or commercial mechanical contracting services, and any such other services or activities owned by or being conducted by Company, its subsidiaries or affiliates, as of the date of termination or expiration of this Agreement. The provisions of this subparagraph 4(b)(ii) only shall not preclude or prohibit ownership of not more than five percent (5%) of the outstanding shares of a publicly held corporation if such ownership does not involve managerial or operational responsibility; this exception shall have no applicability to any restrictions or covenants imposed anywhere in this Agreement except specifically with respect to this subparagraph D-4(b)(ii).

               E.   Default.
                    -------- In the event that either party hereto shall breach any of the terms of this Agreement, Company shall be reimbursed by such defaulting party for all costs and expenses, including reasonable attorneys' fees, incurred by the non-defaulting party in enforcing the terms of this Agreement and/or recovering damages as a result of any such breach.

               F.   Binding Effect.
                    ---------------     This   contract   is   a   personal
          services agreement between Company and Employee. Accordingly, Employee is not authorized to voluntarily or involuntarily transfer or assign any of his contractual rights contained herein, and any such attempted voluntary or involuntary transfer or assignment shall be null and void and shall cause an immediate termination of this agreement. Except for this restriction on assignability, all of the terms and conditions of this Agreement shall be binding upon and inure to the benefit of Employee and Company and any successor-in-interest to any of them.

               G.   Notices.
                    --------- Except as herein provided, any notice, request, demand or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or when mailed by certified mail, return receipt requested, addressed to the party at the address of such party first set forth above, or at such other address as such party may hereafter have designated by notice.

                    If to Company at the address first above written with copies to:
                              Mr. Michael E. McGinnis, President
                              American ECO Corporation
                              1325 South Creek Drive, Suite 100
                              Houston, Texas 77084

          or to any other address as shall be designated from time to time by Company

                    If to Employee at the address first above written or to any other address as shall be designed from time to time by Employee.

               H.   Indemnification.
                    ---------------- The Company shall indemnify, hold harmless and protect Employee, his heirs, executors, administrators and legal representatives, from and against all or any portion of any expenses, including reasonable attorney's fees, incurred by Employee, actually and necessarily incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his being or having been an officer and representative of Company, whether or not he continues to be an officer or representative of the Company at the time such claim is prosecuted against Employee, such expenses to include the cost of reasonable settlements and the satisfaction of final, non-appealable judgments against Employee, in connection with the matters covered hereby. However, Company shall not indemnify Employee with respect to matters as to which Employee shall be finally adjudged in any such action, suit or proceeding to be guilty of negligence or misconduct in the performance of his duties as an officer of Company or in which Employee is found to be in material breach this Agreement. The foregoing rights of indemnification shall not be exclusive of any other rights to which Employee may be entitled as a matter of law, by agreement, by approval of the Board of Directors of Company, or otherwise.

               I.   Miscellaneous.
                    --------------

                    1. Neither this Agreement nor any of the terms or conditions hereof may be waived, amended or modified except by means of a written instrument duly executed by the party to be charged herewith.

                    2. The captions and paragraph headings used in the Agreement are for convenience of reference only, and shall not affect the construction or interpretation of this Agreement or any of the provisions hereof.

                    3. This Agreement, and all matters or disputes relating to the validity, construction, performance or enforcement hereof, shall be governed and construed under the laws of the State of Texas, performable in Harris County, Texas.

                    4. Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original hereof, but all of which together shall constitute one and the same instrument.

                    5. ANY DISPUTE INVOLVING THE INTERPRETATION OR APPLICATION OF THIS AGREEMENT SHALL BE RESOLVED BY FINAL AND BINDING ARBITRATION BEFORE ONE OR MORE ARBITRATORS DESIGNATED BY THE AMERICAN ARBITRATION ASSOCIATION IN HOUSTON, TEXAS UNLESS MUTUALLY AGREED TO OTHERWISE. THE AWARD OF SUCH ARBITRATOR(S) MAY BE ENFORCED IN ANY COURT OF COMPETENT JURISDICTION IN THE STATE OF TEXAS.

                    6. This Agreement is intended for the sole and exclusive benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors, and permitted assigns, and no other person or entity shall have any right to rely on this Agreement or to claim or derive any benefit herefrom absent the express written consent of the party to be charged with such reliance or benefit.

                    7.   Company has  agreed to advance a  loan to Employee
          in the original principal amount of Three Hundred Fifty Thousand and No/100 ($350,000.00) Dollars, said loan to be repaid by Employee in accordance with the terms and provisions of a certain promissory note evidencing said loan, and a copy of said promissory note is attached hereto and incorporated herein by reference. Notwithstanding any other provision contained in said promissory note to the contrary, it is agreed that in the event this agreement is terminated by Company for Cause, in addition to the other rights and remedies that Company shall have in accordance with the terms of this Agreement, Company shall have the right to immediately declare due and payable, all loans and advantages made by Company to Employee, at which time Employee shall be required to repay in full said loans and advances including the loan evidenced by the promissory note referred to herein. The Company shall have the right to offset and credit against the unpaid principal balance of such loans, all accrued and unpaid salary, bonuses, and/or profit sharing distributions accrued but unpaid to Employee as of the date of termination.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the date first set forth above.

                                                  COMPANY:


          ATTEST:                                 AMERICAN ECO CORPORATION


          _________________________________
        					  BY:_____________________________


					          ITS:____________________________


                                                  EMPLOYEE:


					          ________________________________
                                                  FRANK FRADELLA